Exhibit A-22

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

–of–

GRAMATAN FOODTOWN CORP.

Pursuant to Article Two of the Stock Corporation Law.

WE, the undersigned, desiring to form a business corporation, pursuant to Article Two of the Stock Corporation Law of the State of New York, do hereby make, subscribe and acknowledge this Certificate for that purpose as follows:

FIRST: The name of the proposed corporation is:

GRAMATAN FOODTOWN CORP.

SECOND: The purposes for which it is to be formed are as follows:

A. To buy, sell, mortgage, exchange, deal in, lease, let, hire, hold, improve and develop real estate and any interest or right therein, and to buy and sell and generally deal in evidences of indebtedness secured or unsecured.

B. To manufacture, purchase, or otherwise acquire, own, hold, exchange, let, hire or lease, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, grow, process, service, develop and improve goods, wares and merchandise, warehouses, and real and personal property of every class and description and any and all rights and interests therein, in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries subject to the laws of such state, district, territory, colony or country.

C. To acquire, and pay for in cash, stocks or bonds of this corporation or otherwise, the good will, rights, assets and property and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation to the extent that a corporation organised under the Article aforementioned may do.

D. To apply for, purchase, obtain, register, acquire, hold, own, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, concessions, formulas, copyrights, brands, marks, trademarks and tradenames, advertising rights, easements, privileges and franchises of any and every description.

E. To purchase, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of or deal in shares of the capital stock of, or any bonds, notes, securities or evidences of indebtedness of any private, public, quasi-public or municipal corporation, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative subdivision or department thereof, and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote same for any and all purposes.

F. To issue bonds, debentures, or obligations of this corporation from time to time, for any of the objects or purposes of this corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

G. To purchase, hold, own, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

H. In general, to do any and all things which any corporation organized under the Article aforementioned may do, and to have and exercise all the powers conferred by the laws of New York upon corporations formed under the act hereinbefore referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

I. The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

THIRD: The total number of shares that may be issued by the corporation is two hundred (200) shares all of which are to be of one class and without par value. Such shares without par value may be issued from time to time for such consideration as from time to time may be fixed by the Board of Directors.

FOURTH: The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as from time to time by resolution of the Board of Directors may be transferred thereto.

FIFTH: The office of the corporation is to be located in the County of Westchester, City of Mount Vernon, State of New York.

SIXTH: Its duration shall be perpetual.

SEVENTH: The number of its directors shall be not less than three nor more than nine.

EIGHTH: The names and post office addresses of its directors until the first annual meeting of the stockholders are as follows:

Names	Post Office Addresses
MARILYN SCHUMAN	36 West 44th Street, New York 36, N.Y.
RUDOLPH BIRNBAUM	36 West 44th Street, New York 36, N.Y.
IRVING ROSENFELD	36 West 44th Street, New York 36, N.Y.

NINTH: The name and post office address of each subscriber to this certificate and a statement of the number of shares of stock which each agree to take, are as follows:

Names	Post Office Addresses	No. of Shares
MARILYN SCHUMAN	36 W. 44th St., New York 36, N.Y.	1
RUDOLPH BIRNBAUM	36 W. 44th St., New York 36, N.Y.	1
IRVING ROSENFELD	36 W. 44th St., New York 36, N.Y.	1

TENTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against it may be served, and the address within the State of New York to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is c/o IRVING ROSENFELD, 36 West 44th Street, New York City.

ELEVENTH: All of the subscribers to this certificate are of full age; at least two thirds of them are citizens of the United States, and at least one of them is a resident of the State of New York. All the persons named as directors are of full age, and at least one of them is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this Certificate this 22 day of September, 1955.

STATE OF NEW YORK COUNTY OF NEW YORK	) )	ss:

On the 22nd day of September, 1955, before me personally came MARILYN SCHUMAN, RUDOLPH BIRNBAUM, and IRVING ROSENFELD, to me known and known to me to be the individuals mentioned in and who executed the foregoing instrument and they severally duly acknowledged to me that they executed the same.

CERTIFICATE OF INCORPORATION –of– GRAMATAN FOODTOWN CORP. Dated: September 22, 1995. IRVING ROSENFELD BAR BUILDING 36 WEST 44TH STREET NEW YORK CITY

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF CHANGE

OF

GRAMATAN FOODTOWN CORP.

(Under Section 805-A of the Business Corporation Law)

Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned being respectively the President and the Secretary of GRAMATAN FOODTOWN CORP. (hereinafter called the “Corporation”) hereby certify as follows:

FIRST: The name of the Corporation is GRAMATAN FOODTOWN CORP.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on September 26, 1955.

THIRD: The change in the Certificate of Incorporation effected by this Certificate of Change is as follows:

To change the post office address and to change the location of the office to which the Secretary of State of the State of New York shall mail a copy of any process against the Corporation served upon said Secretary of State.

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FOURTH: To accomplish the foregoing change, Article TENTH of the Certificate of Incorporation, relating to change of process address, is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

“TENTH: The principal office of said Corporation is to be located in the Borough of Bronx, County of Bronx, City and State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him, shall be 400 Walnut Avenue, Bronx, New York.”

The foregoing change was approved by the Board of Directors.

IN WITNESS WHEREOF, we have subscribed this document on September 30th, 1970, and hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

/s/ Herbert B. Daitch
HERBERT B. DAITCH, President

/s/ Robert Sidorsky
ROBERT SIDORSKY, Secretary

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ORIGINAL

CERTIFICATE OF CHANGE

OF

GRAMATAN FOODTOWN CORP.

(Under Section 805-A of the Business Corporation Law)

GUGGENHEIMER & UNTERMYER

80 PINE STREET, NEW YORK, N.Y. 10005

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State	Business Corporation	For Internal Use Only
Division of Corporations, Records and UCC Albany, NY 12231-0002 www.dos.state.ny.us	Biennial Statement
1 0 4 8 6 2 Business Name: GRAMATAN FOODTOWN CORP.
	104862	Filed By:

GRAMATAN FOODTOWN CORP. ATTN: TAX DEPT		Cash # (If different than film #): 2247
2 PARAGON DR
MONTVALE NJ 07645		Required Fee:	$9.00
		Filing Period:	09/2009
(Make checks payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer
ERIC CLAUS 2 PARAGON DRIVE MONTVALE NY 07645	Name

Address

	City	State	Zip

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substituted)
GRAMATAN FOODTOWN CORP. ATTN: TAX DEPT 2 PARAGON DR MONTVALE NJ 07645	Address Line 1

Address Line 2

	City	State	Zip

Part 3: Address for Service of Process
GRAMATAN FOODTOWN CORP. 400 WALNUT AVE BRONX NY 10454	Name

Address

	City	State	Zip

Part 4: Farm Corporation Exemption
☐ Check if applicable	This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

/s/ Michael Gualtieri	Michael Gualtieri
Signature	Name of Signer (Please Print)
Vice President
Title of Signer (Please Print)

091002002248	DOS-1179 (08/06)